SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 8, 2004

                             CHELL GROUP CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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
            NEW YORK                              0-18066                           11-2805051
 (STATE OR OTHER JURISDICTION OF           (COMMISSION FILE NO.)          (IRS EMPLOYEE IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)
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                            150, 630 - 8TH Avenue SW
                                Calgary AB Canada
                                     T2P 1G6
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (416) 675-0874
                            (ISSUER TELEPHONE NUMBER)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS


         The Board of Directors of the Registrant dismissed the Registrant's independent accountant, Stonefield Josephson, Inc. ("Stonefield") effective November 5, 2004. The decision was unanimously approved by the Board. Stonefield's reports on the Registrant's financial statements for each of the past two years ended as of August 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements with Stonefield during the Registrant's two most recent fiscal years or through November 5, 2004 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Stonefield, would have caused Stonefield to make reference to the subject matter of the disagreements in their reports on the financial statements for such year.

         Effective November 8, 2004, the Board unanimously decided to engage Russell Bedford Stefanou Mirchandani LLP as the Registrant's independent accountant. Prior to engaging Russell Bedford, the Registrant had not consulted with them on the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Chell Group Corporation

                                        By: /s/ Dave Bolink
                                          -------------------------
                                               DAVE BOLINK
                                               CHIEF EXECUTIVE OFFICER

Dated: November 8, 2004